Exhibit 10.3

Execution Version

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of July 21, 2026, by and among Apex Treasury Corporation, a Cayman Islands exempted company (“Purchaser”), TECfusions, Inc., a Florida corporation (the “Company”), Apex Treasury Sponsor LLC (“Sponsor”) and each of the other shareholders of Purchaser listed under Exhibit A attached hereto (together with Sponsor, each a “Signing Shareholder” and collectively, the “Signing Shareholders”). Purchaser, the Company and each Signing Shareholder are sometimes referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

A. As of the date hereof, each Signing Shareholder has beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of and is entitled to dispose of (or direct the disposition of) and, as applicable, to vote (or to direct the voting of) the number of Purchaser Ordinary Shares set forth opposite such Signing Shareholder’s name on Exhibit A hereto (such Purchaser Securities, together with any other Purchaser Securities of which beneficial ownership, record ownership and/or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by such Signing Shareholder during the period from the date hereof through the Expiration Time are collectively referred to herein as the “Subject Securities”).

B. On this date, Purchaser, Stepping Stone Merger Sub, Inc., a Delaware corporation and wholly-owned direct Subsidiary of Purchaser (“Merger Sub”), and the Company propose to enter into, simultaneously herewith, a business combination agreement in the form provided to the Signing Shareholders (the “Business Combination Agreement”), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Purchaser.

C. As a condition to the willingness of the Company to enter into the Business Combination Agreement and as an inducement and in consideration therefor, each Signing Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Article VIII thereof.

“Purchaser Ordinary Shares” means the Class A Ordinary Shares of Purchaser, par value $0.0001 per share, and the Class B Ordinary Shares of Purchaser, par value $0.0001 per share.

“Purchaser Securities” means Purchaser Ordinary Shares, Cayman Purchaser Shares and Cayman Purchaser Warrants.

“Subject Shares” shall mean the Subject Securities that are Purchaser Ordinary Shares.

“Transfer” shall mean any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any contract, agreement, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, in each case directly or indirectly and voluntarily or involuntarily, of any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person, excluding entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby.

2. Agreement to Retain the Subject Securities.

2.1 No Transfer of Subject Securities. Until the Expiration Time, each Signing Shareholder agrees not to (a) Transfer any Subject Securities (except (i) to a permitted transferee as set forth in Section 7(c) of that certain letter agreement, dated October 27, 2025, among Purchaser and the Signing Shareholders (the “Insider Letter”) who agrees to be bound by the terms of this Agreement in a writing reasonably satisfactory to Purchaser and the Company or (ii) to any third-party investor who is a party to any non-redemption agreement with Purchaser in connection with any amendment to Purchaser’s Organizational Documents to effectuate an extension of the time Purchaser has to consummate a Business Combination and who agrees to be bound by the terms of this Agreement in a writing reasonably satisfactory to Purchaser and the Company) or (b) deposit any Subject Securities into a voting trust or enter into a voting agreement with respect to any Subject Securities or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement). Until the Expiration Time, the Signing Shareholder and Purchaser agree not to amend, modify or waive any provision of the Insider Letter without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

2.2 Additional Purchases. Until the Expiration Time, each Signing Shareholder agrees that any Purchaser Securities that such Signing Shareholder purchases, that are issued to such Signing Shareholder by Purchaser, that are otherwise hereinafter acquired by such Signing Shareholder or with respect to which such Signing Shareholder otherwise acquires sole or shared voting power (including by proxy or power of attorney) after the execution of this Agreement and prior to the Expiration Time shall, in each case, be subject to the terms and conditions of this Agreement to the same extent as if they were Subject Securities owned by such Signing Shareholder as of the date hereof. Each of the Signing Shareholders agrees, while this Agreement is in effect, to notify Purchaser and the Company promptly in writing (including by e-mail) of the number of any additional Subject Securities acquired, or over which voting power is acquired, by such Signing Shareholder, if any, after the date hereof.

2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of any Subject Securities in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3. Voting of Subject Shares. Hereafter until the Expiration Time, each Signing Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the stockholders of Purchaser (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of Purchaser requested by the board of directors of Purchaser or otherwise undertaken as contemplated by the Transactions (which written consent shall be delivered promptly, and in any event not later than two (2) Business Days, after Purchaser requests such delivery), such Signing Shareholder shall: (a) if a meeting is held, attend and appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Signing Shareholder shall vote, or cause to be voted, all of the Subject Shares to which such Signing Shareholder has sole or shared voting power and is entitled to vote; and/or (b) if a written consent or approval is requested, duly and promptly execute and provide such written consent or approval (or cause to be voted or so consented or approved), in respect of all of its Subject Shares: (i) to approve and adopt the Business Combination Agreement and the Transactions, (ii) in any other circumstances upon which a vote, consent or other approval with respect to the Business Combination Agreement or the Transactions is sought, to vote, consent or approve (or cause to be voted, consented or approved) all of such Signing Shareholder’s Subject Shares held at such time in favor of the foregoing, and (iii) to vote against and withhold consent with respect to any merger, purchase or divestiture of all or substantially all of Purchaser’s assets or other business combination transaction (other than the Business Combination Agreement and the Transactions), and any other proposal that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions in any material respect or would reasonably be expected to result in any of the closing conditions of Purchaser, the Company or Merger Sub under the Business Combination Agreement not being satisfied, or otherwise result in a breach of any of the representations, warranties, covenants or other obligations or agreements of Purchaser, the Company or Merger Sub, in each case, in accordance with the recommendation of the board of directors of Purchaser as set forth in the Proxy Statement delivered in connection with such meeting of Purchaser’s stockholders. No Signing Shareholder shall take or omit to take, or commit or agree to take or omit to take, any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

4. Waiver of Anti-Dilution Adjustment. Subject to the satisfaction or waiver of each of the conditions to Closing set forth in Sections 7.01 and 7.03 of the Business Combination Agreement, effective immediately prior to the Closing, each Signing Shareholder hereby waives (for itself and on behalf of its successors and assigns), in accordance with Section 17.4 of Purchaser’s Amended and Restated Articles of Association as in effect as of the date hereof (the “Purchaser Charter”), any and all rights that any holder of Purchaser Class B Ordinary Shares has or will have under Section 17.3 of the Purchaser Charter to receive, with respect to each Purchaser Class B Ordinary Share, more than one (1) Purchaser Class A Ordinary Share upon the automatic conversion of Purchaser Class B Ordinary Shares in accordance with the Purchaser Charter in connection with the consummation of the Transactions. Each Signing Shareholder hereby represents and warrants that the foregoing waiver is binding on all holders of Purchaser Class B Ordinary Shares and their successors and assigns. Without limitation of the foregoing, each Signing Shareholder hereby acknowledges and agrees that pursuant to the Business Combination Agreement, upon consummation of the Transactions, the Purchaser Class B Ordinary Shares shall convert into Purchaser Class A Ordinary Shares on a one-to-one basis. For the avoidance of doubt, if either this Agreement or the Business Combination Agreement is terminated, then this Section 4 shall be deemed null and void ab initio.

5. Sponsor Share Forfeiture.

(a) Sponsor shall, immediately prior to (and contingent upon) the Closing, forfeit, or cause to be forfeited, to Purchaser the sum of (i) a number of Purchaser Class B Ordinary Shares equal to 50% of the number of new shares (if any) to be issued by the Surviving Company at the Closing as consideration or inducement payments pursuant to the terms of any non-redemption agreements or subscription agreements entered into by Purchaser in connection with the PIPE Investment or other forms of financings, plus (ii) an additional number of Purchaser Class B Ordinary Shares equal to the product of the percentage of Purchaser Class A Ordinary Shares redeemed in connection with the Transactions, multiplied by the total number of Sponsor’s remaining Purchaser Class B Ordinary Shares (after giving effect to forfeitures in the immediately preceding clause (i)) (all such forfeited shares, the “Forfeited Founder Shares” and the forfeiture of the Forfeited Founder Shares pursuant to this Section 5(a), the “Sponsor Forfeiture”); provided, however, that in no event shall the aggregate number of Forfeited Founder Shares exceed 3,150,000. For the avoidance of doubt, nothing in this Section 5 shall require Sponsor to forfeit or transfer any other securities apart from the Forfeited Founder Shares.

(b) To effect the Sponsor Forfeiture, immediately prior to (and contingent upon) the Closing: (i) Sponsor shall transfer the Forfeited Founder Shares to Purchaser for cancellation and in exchange for no consideration; (ii) Purchaser shall immediately retire and cancel all of the Forfeited Founder Shares (and shall direct Purchaser’s transfer agent (or such other intermediaries as appropriate) to take any and all such actions incidental thereto); and (iii) Sponsor and Purchaser each shall take such actions as are necessary to cause the Forfeited Founder Shares to be retired and cancelled, after which the Forfeited Founder Shares shall no longer be issued or outstanding.

(c) Prior to the Closing, Sponsor shall not, directly or indirectly, sell, transfer or otherwise dispose of or hypothecate, or otherwise grant any interest in or to, the Forfeited Founder Shares other than pursuant to the Sponsor Forfeiture. Sponsor hereby authorizes Purchaser during the period from the date hereof until the earlier of the Closing or termination of this Agreement to cause its transfer agent for the Forfeited Founder Shares to decline to transfer, and to note stop transfer restrictions on the stock register and/or legends on the stock certificate(s) or book entries relating to the Forfeited Founder Shares.

6. No Redemption. Each Signing Shareholder irrevocably and unconditionally agrees to, from the date hereof and until the Expiration Time, not elect to cause or demand Purchaser to redeem any Subject Shares now or at any time legally or beneficially owned by such Signing Shareholder, or otherwise submit, tender or surrender any of its Subject Shares for redemption, in each case in connection with an extension of Purchaser’s expiration date or the Purchaser Shareholders’ Meeting.

7. Additional Agreements.

7.1 No Challenges. Each of the Signing Shareholders agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Purchaser, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement or any other agreement in connection with the Transactions.

7.2 Further Actions. Each of the Signing Shareholders agrees, while this Agreement is in effect, not to take or omit to take, or agree to commit to take or omit to take, any action that would make any representation and warranty of such Signing Shareholder contained in this Agreement inaccurate in any material respect. Each of the Signing Shareholders further agrees that it shall take all actions reasonably necessary and cooperate with Purchaser and the Company to effect the transactions contemplated hereby and the Transactions, including to take or omit to take such actions, and execute such agreements, as may be reasonably requested by Purchaser or the Company in connection with the transactions contemplated hereby and the Transactions or that are reasonably necessary to give further effect thereto.

7.3 Consent to Disclosure. Each Signing Shareholder hereby consents to the publication and disclosure in the Proxy Statement/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Purchaser or the Company to any Governmental Authority or to securityholders of Purchaser) of such Signing Shareholder’s identity and beneficial ownership of Subject Securities and the nature of such Signing Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Purchaser or the Company, a copy of this Agreement. Each Signing Shareholder will promptly provide any information reasonably requested by Purchaser or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

8. Representations and Warranties of the Signing Shareholders. Each of the Signing Shareholders, severally and not jointly, hereby represents and warrants to Purchaser as follows:

8.1 Due Authority. Such Signing Shareholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Signing Shareholder (and, if such Purchaser Stockholder is married and any of such Signing Shareholder’s Subject Securities constitute community property or otherwise need spousal or other approval for this Agreement to be valid and binding, such Purchaser Stockholder’s spouse), and constitutes a valid and binding agreement of such Signing Shareholder enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

8.2 Ownership of the Subject Securities. Such Signing Shareholder is either (a) the owner of the Purchaser Securities indicated on Exhibit A hereto opposite such Signing Shareholder’s name, free and clear of any and all Encumbrances, other than (i) those created by this Agreement, (ii) as may be set forth in the Purchaser’s Organizational Documents or in any agreement included in the Purchaser SEC Filings or (iii) those imposed by applicable Law, including federal and state securities Laws or (b) has the power to vote (including, without limitation, by proxy or power of attorney) the Purchaser Securities indicated on Exhibit A hereto opposite such Signing Shareholder’s name. Such Signing Shareholder has as of the date hereof and, except pursuant to a Transfer permitted in accordance with Section 2.1 hereof, will have until the Expiration Time, sole voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such Signing Shareholder set forth in this Agreement, in each case, over all Subject Securities. As of the date hereof, such Signing Shareholder does not own any other voting securities of Purchaser or have the power to vote (including by proxy or power of attorney) any other voting securities of Purchaser other than the Purchaser Securities set forth on Exhibit A hereto opposite such Signing Shareholder’s name. As of the date hereof, such Signing Shareholder does not own any rights to purchase or acquire (i) any other equity securities of Purchaser or (ii) the power to vote any other voting securities of Purchaser, in each case except as set forth on Exhibit A hereto opposite the Signing Shareholder’s name. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by any Signing Shareholder pursuant to arrangements made by such Signing Shareholder.

8.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Signing Shareholder does not, and the performance by such Signing Shareholder of the obligations under this Agreement and the compliance by such Signing Shareholder with the provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Signing Shareholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, limited liability company agreement, certificate of formation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of such Signing Shareholder, as applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Subject Securities owned by such Signing Shareholder pursuant to any contract or agreement to which such Signing Shareholder is a party or by which such Signing Shareholder is bound, except in the case of clause (i) or (iii) as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Signing Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required by or with respect to such Signing Shareholder in connection with the execution and delivery of this Agreement or the consummation by such Signing Shareholder of the transactions contemplated hereby. If such Signing Shareholder is a natural person, no consent of such Signing Shareholder’s spouse is necessary under any “community property” or other Laws in order for such Signing Shareholder to enter into and perform its obligations under this Agreement.

8.4 Absence of Other Voting Agreement. Except for this Agreement and the Insider Letter, such Signing Shareholder has not: (a) entered into any voting agreement, voting trust or similar agreement with respect to any Subject Securities or other equity securities of Purchaser owned by such Signing Shareholder or (b) granted any proxy, consent or power of attorney with respect to any Subject Securities or other equity securities of Purchaser owned by such Signing Shareholder (other than as contemplated by this Agreement).

8.5 Reliance by the Company. Such Signing Shareholder understands and acknowledges that the Company is entering into the Business Combination Agreement in reliance upon the Signing Shareholder’s execution and delivery of this Agreement.

8.6 Signing Shareholder Has Adequate Information. Such Signing Shareholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of Purchaser and the Company to make an informed decision regarding this Agreement and the Transactions, and has independently, without reliance upon Purchaser or the Company, and based on such information as such Signing Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Signing Shareholder acknowledges that none of Purchaser or the Company has made or makes any representation or warranty, whether express or implied, of any kind or character with respect to the matters covered herein, in each case except as expressly set forth in this Agreement. Such Signing Shareholder acknowledges that the agreements contained herein with respect to the Subject Securities held by such Signing Shareholder are irrevocable.

9. Termination. This Agreement shall terminate upon the earliest to occur of (a) the Expiration Time and (b) the mutual written agreement of Purchaser, the Company and the Signing Shareholders.

10. Acquisition Proposals and Alternative Transactions. Until the Expiration Time, each of the Signing Shareholders agrees to comply with the obligations applicable to such Signing Shareholder pursuant to Section 6.06 of the Business Combination Agreement as if it were a party with respect thereto.

11. Miscellaneous.

11.1 Further Assurances. At the request of the Company, in the case of any Signing Shareholder, or at the request of the Signing Shareholders, in the case of the Company, and without further consideration, each Party shall execute, acknowledge and deliver such further instruments and documents, and take such additional reasonable action, to effect, consummate, confirm or evidence the transactions and carry out the purpose of this Agreement.

11.2 Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby; provided that the fees and expenses of the Company and Purchaser shall be allocated as set forth in Section 3.03 of the Business Combination Agreement.

11.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Purchaser, the Company or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Subject Securities.

11.4 Amendments, Waivers. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by each of the Parties. Any party to this Agreement may, at any time prior to the Closing, (a) extend the time for the performance of the obligations or acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in this Agreement or (c) waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of such rights.

11.5 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by electronic means (including email), with evidence of transmission, (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.5). Actual notice is effective notice for all purposes hereunder.

if to Purchaser:

Apex Treasury Corporation
2035 Regatta Drive
Vero Beach, Florida 32693
Attn: Ajmal Rahman; Hugh Cochrane
Email: [***]

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attn: Michael Heinz; J. David Stewart; Nick DeAngelis
Email: [***]

if to the Company:

TECfusions, Inc.
19995 US 19 Highway
Clearwater, Florida 33764
Attn: Simon Tusha; Denis Minihane
Email: [***]

with a copy (which shall not constitute notice) to:

Paul Hastings LLP
2050 M St NW
Washington, DC 20036
Attn: Brad Bondi; Gil Savir; Steve Camahort; Sean Donahue
Email: [***]

if to a Signing Shareholder, to the address for notice set forth on Exhibit A hereto,

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attn: Michael Heinz; J. David Stewart; Nick DeAngelis
Email: [***]

11.6 Headings. The headings in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

11.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

11.8 Entire Agreement; Assignment. This Agreement and the exhibit hereto (together with each Transaction Document to which the Parties are parties, to the extent referred to herein) embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein. Except for transfers permitted by Section 2.1, no Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties, and any assignment without such consent shall be null and void. Subject to the foregoing, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

11.9 Restrictions. Promptly following the date of this Agreement, Purchaser shall advise its transfer agent in writing that each Signing Shareholder’s Subject Securities are subject to the restrictions set forth herein and, in connection therewith, provide the transfer agent of Purchaser in writing with such information as is reasonable to ensure compliance with such restrictions.

11.10 Parties in Interest. this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Signing Shareholder shall be liable for the breach by any other Signing Shareholder of this Agreement.

11.11 Interpretation.

(a) Unless the context of this Agreement otherwise requires, (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa, (ii) reference to any person includes such person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a person in a particular capacity excludes such person in any other capacity, (iii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”, (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement, (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”, (vi) the term “or” means “and/or”, (vii) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”, (viii) any contract, instrument, law or order defined or referred to herein or in any contract, instrument, law or order that is referred to herein means such contract, instrument, insurance policy, law or order as from time to time amended, amended and restated, modified or supplemented, including (in the case of contracts or instruments) by waiver or consent and (in the case of laws and orders) by succession of comparable successor laws or orders and any statutes, regulations, rules or orders promulgated thereunder, and to all attachments thereto and instruments incorporated therein, (ix) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article” and “Exhibit” are intended to refer to Sections, Articles and Exhibits to this Agreement, (x) the term “Dollars” or “$” means United States dollars, and (xi) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. Any reference in this Agreement to a person’s directors shall include any member of such person’s governing body and any reference in this Agreement to a person’s officers shall include any person filling a substantially similar position for such person. Any reference in this Agreement to a person’s shareholders or stockholders shall include any applicable owners of the equity interests of such person, in whatever form, including with respect to the purchaser, its shareholders under the Cayman Companies Act or DGCL, as then applicable, or its organizational documents. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any contract, document, certificate or instrument is represented and warranted to a Party to be given, delivered, provided or made available by a Party, in order for such contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to the Parties, such contract, document, certificate or instrument shall have been posted at least twenty-four (24) hours prior to the date hereof to the electronic data site maintained on behalf of the Party for the benefit of the Parties and the Parties have been given access to the electronic folders containing such information.

(b) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

11.12 Governing Law; Waiver of Jury Trial. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Any proceeding or legal proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have jurisdiction, in the United States District Court for the District of Delaware and to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or legal proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or legal proceeding shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any legal proceeding, suit or proceeding brought pursuant to this Section 11.12. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with such action, suit or proceeding in the manner provided in Section 11.5 hereof or in such other manner as may be permitted by law shall be valid and sufficient service thereof. Each party acknowledges and agrees that any controversy which may arise under this agreement and the transactions contemplated hereby is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably, unconditionally and voluntarily waives any right such party may have to a trial by jury in respect of any action, suit or proceeding directly or indirectly arising out of or relating to this Agreement or any of the transactions contemplated hereby. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver; (ii) such Party understands and has considered the implications of the foregoing waiver; (iii) such Party makes the foregoing waiver voluntarily and (iv) such Party has been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 11.12.

11.13 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may not have adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

11.14 Counterparts; Electronic Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission (including by email or in .pdf format) and electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered irrevocable originally executed counterparts of this Agreement.

11.15 Directors and Officers. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent, designee or other representative of the Signing Shareholders or by the Signing Shareholders that is a natural person, in each case, in his or her capacity as a director or officer of Purchaser or any of its Subsidiaries. The Signing Shareholders are executing this Agreement solely in such capacity as record or beneficial holders of Purchaser Securities.

11.16 Trust Account Waiver. Notwithstanding anything to the contrary set forth in this Agreement, the Company and each Signing Shareholder acknowledges that, as described in the final prospectus of Purchaser, filed with the SEC on October 28, 2025 (Registration No. 333-289485) (the “Purchaser Prospectus”), Purchaser has established the trust account described therein (the “Trust Account”) for the benefit of Purchaser’s public shareholders pursuant to the Trust Agreement and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. Each Signing Shareholder further acknowledges and agrees that a significant amount of Purchaser’s assets consist of the cash proceeds of Purchaser’s initial public offering (the “IPO”) and private placements of its securities occurring simultaneously with the IPO, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. Accordingly, each Signing Shareholder hereby irrevocably waives any past, present or future claims as a result of, or arising out of, this Agreement, any negotiation, contracts or agreements with the Company, each Signing Shareholder, or its respective representative, against, and any right to access, the Trust Account, any trustee of the Trust Account and Purchaser, to collect from the Trust Account any monies that may be owed to them by Purchaser or any of its Affiliates for any reason whatsoever, regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”) and will not seek recourse against the Trust Account at any time for any reason. Notwithstanding the foregoing, nothing herein shall serve to limit or prohibit any Signing Shareholder’s right to pursue a claim against Purchaser pursuant to this Agreement for legal relief against monies or other assets of Purchaser held outside the Trust Account or for specific performance or other equitable relief in connection with the Transactions or for intentional fraud in the making of the representations and warranties in this Agreement. This Section 11.16 shall survive the termination of this Agreement for any reason.

11.17 Effectiveness. This Agreement shall not be effective or binding upon any Signing Shareholder until after such time as the Business Combination Agreement is executed and delivered by the Company, Purchaser and Merger Sub.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first set forth above.

PURCHASER:

APEX TREASURY CORPORATION

By:	/s/ Paul Sykes
Name:	Paul Sykes
Title:	Chief Financial Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

TECFUSIONS, INC.

By:	/s/ Denis Minihane
Name:	Denis Minihane
Title:	Director, Chairman of the Board

[Signature Page to Sponsor Support Agreement]

SIGNING SHAREHOLDER:

APEX TREASURY SPONSOR LLC

By:	/s/ Ajmal Rahman
Name:	Ajmal Rahman
Title:	Manager

[Signature Page to Sponsor Support Agreement]

SIGNING SHAREHOLDER:

By:	/s/ Ajmal Rahman
Name:	Ajmal Rahman

By:	/s/ Hugh Cochrane
Name:	Hugh Cochrane

By:	/s/ Paul Sykes
Name:	Paul Sykes

By:	/s/ James McNaught-Davis
Name:	James McNaught-Davis

By:	/s/ William Mann
Name:	William Mann

By:	/s/ David Mikulecky
Name:	David Mikulecky

By:	/s/ Stephen CuUnjieng
Name:	Stephen CuUnjieng

By:	/s/ Betty Liu
Name:	Betty Liu

By:	/s/ John Linden
Name:	John Linden

By:	/s/ Richard Ma
Name:	Richard Ma

By:	/s/ Kester Ng
Name:	Kester Ng

[Signature Page to Sponsor Support Agreement]